                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                February 4, 2000
                                ----------------


                             NUTRAMAX PRODUCTS, INC.
                         -------------------------------
               (Exact name of registrant as specified in charter)


       Delaware                      0-18671                  061200464
----------------------------     ----------------          ---------------
(State or other jurisdiction  (Commission file number)     (IRS employer
     of incorporation)                                    identification no.)


               51 Blackburn Drive, Gloucester, Massachusetts 01930
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (978) 282-1800
                                                           --------------

Item 5.  Other Events.
---------------------

     NutraMax Products, Inc. (the "Company") has entered into a Second Forbearance Agreement and Amendment with its bank lenders and subordinated debt holder, extending the forbearance period until April 30, 2000, subject to the satisfaction of certain financial performance covenants.

     The Company also announced the appointment of Richard G. Glass to the position of Chief Executive Officer. In addition to his duties as Chief Executive Officer, Mr. Glass will also serve on the Company's Board of Directors.

     Additionally, the Company announced the appointment of David J. Radeke to the position of President and Chief Operating Officer.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

     (c)  Exhibits

Exhibit   Name
-------   ----

10.1* Second Forbearance Agreement and Amendment dated February 4, 2000 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A. as agent for the Lenders.

10.2* Second Waiver Under the Note Purchase Agreement dated February 4, 2000 by and between ING (U.S.) Capital LLC and NutraMax Products, Inc.

99.1*     Press Release issued for publication on February 14, 2000.

---------------------
* Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NUTRAMAX PRODUCTS, INC.


Date: February 16, 2000
                                   By: /s/ Dawn Larson
                                      -----------------------------------------
                                       Dawn Larson
                                       Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


Exhibit   Name
-------   ----

10.1* Second Forbearance Agreement and Amendment dated February 4, 2000 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A. as agent for the Lenders.

10.2* Second Waiver Under the Note Purchase Agreement dated February 4, 2000 by and between Ing (U.S.) Capital LLC and NutraMax Products, Inc.

99.1*     Press Release issued for publication on February 14, 2000.

----------------------
* Filed herewith.